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                                                                      Exhibit 16


[DELOITTE LOGO]                                          [Deloitte Letterhead]



November 1, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4.01 of Intelligroup, Inc.'s Form 8-K dated October 26, 2004, and have the following comments:

1.   We agree with the statements made in the five (5) paragraphs comprising
     Item 4.01(a).

2. We have no basis on which to agree or disagree with the statements made in the two (2) paragraphs comprising Item 4.01(b).

Yours truly,

/s/ DELOITTE & TOUCHE LLP
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Parsippany, New Jersey